Exhibit 10.1

EXECUTION COPY

first Amendment to

SENIOR SUBORDINATED CONVERTIBLE

LOAN AND SECURITY AGREEMENT AND JOINDER

This First Amendment to Senior Subordinated Convertible Loan and Security Agreement and Joinder (this “First Amendment”), dated as of April 24, 2020 (the “First Amendment Effective Date”), is among Blonder Tongue Laboratories, Inc., a Delaware corporation (the “Company”), the several Persons party to this Amendment as Lenders, and Robert J. Pallé, in his capacity as Agent for the Lenders (“Agent”).

BACKGROUND

A. The Company, the Persons from time to time party thereto as Lenders, and Agent are party to that certain Senior Subordinated Convertible Loan and Security Agreement, dated as of April 8, 2020 (the “Existing Loan Agreement” and as the same may be amended hereby and as further amended, supplemented and/or otherwise modified from time to time, the “Loan Agreement”).

B. The Company has advised Agent and the Lenders that the Company desires, on and subject to the terms and conditions set forth herein, to (i) obtain an additional Term Loan pursuant to the Tranche B Term Loan more fully described herein, (ii) join several new Lenders to the Loan Agreement as Tranche B Lenders, and (iii) amend certain provisions of the Existing Loan Agreement. Agent and the Lenders are willing to agree to such requests of the Company, but only on and subject to the terms and conditions set forth herein.

Agreement

Now, therefore, in consideration of the premises set forth in the BACKGROUND and the mutual covenants and agreements contained herein and for other good and valuable consideration (the receipt and sufficiency of which are hereby specifically acknowledged), the parties hereto hereby agree as follows:

1. Definitions; References; Interpretation.

(a) Unless otherwise specifically defined herein, each capitalized term used herein (including in the BACKGROUND hereof) that is defined in the Existing Loan Agreement shall have the meaning assigned to such term in the Existing Loan Agreement.

(b) Each reference to “this Agreement,” “hereof,” “hereunder,” “herein” and “hereby” and each other similar reference contained in the Existing Loan Agreement, and each reference to “the Loan Agreement” and each other similar reference in the other Loan Documents, shall from and after the date hereof, refer to the Existing Loan Agreement, as amended hereby. This First Amendment is a Loan Document.

(c) The premises set forth in the BACKGROUND to this First Amendment, including the terms defined therein, are hereby made a part of this First Amendment and the agreements contained herein as if fully set forth herein.

2. Acknowledgment, Ratification and Consent.

(a) The Company hereby acknowledges that it has reviewed the terms and provisions of the Existing Loan Agreement and this First Amendment and consents to the amendment of the Existing Loan Agreement effected pursuant to this First Amendment. The Company hereby confirms that each Loan Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Loan Agreement and the other Loan Documents the payment and performance of all “Lender Indebtedness” under each of the Loan Documents to which it is a party (in each case as such term is defined in the applicable Loan Document).

(b) The Company acknowledges and agrees that any of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this First Amendment.

3. Amendments of the Existing Loan Agreement. Upon the effectiveness of this First Amendment in accordance with the provisions hereof and notwithstanding anything to the contrary contained in the Existing Loan Agreement or the other Loan Documents:

(a) Amendment of Section 1.1 of the Existing Loan Agreement. Section 1.1 of the Existing Loan Agreement is hereby amended as of the First Amendment Effective Date to amend and restate the following defined terms contained therein to read in full as follows:

“Conversion Price” shall mean (i) with respect to the Tranche A Term Loan, the volume weighted average price of the Common Stock on the NYSE American Exchange, during the five trading days preceding the date of this Agreement (“Tranche A Conversion Price”), subject to adjustment as contemplated by Section 4.4(e); (ii) with respect to the Tranche B Term Loan, Fifty-Five Cents ($0.55) per share of Common Stock (the “Tranche B Conversion Price”), subject to adjustment as contemplated by Section 4.4(e); and (iii) with respect to the Tranche C Term Loan, the greater of (a) the volume weighted average price of the Common Stock on the NYSE American Exchange, during the ten trading days ending on the earlier of (A) the trading day immediately preceding the date on which the Tranche B Lenders agreement to provide the Tranche C Commitment is publicly announced or (B) the trading day immediately preceding the date on which the Tranche C Lenders become party to this Agreement, and (b) the Tranche A Conversion Price (the “Tranche C Conversion Price”), subject to adjustment as contemplated by Section 4.4(e). Promptly following the date on which the Conversion Price in respect of the Tranche A Term Loan, the Tranche B Term Loan and/or the Tranche C Term Loan is capable of being determined, the Company and the Agent shall countersign and append to this Agreement, a Confirmation of such Conversion Price, in the form attached hereto as Exhibit A, with a copy thereof provided to each Tranche A Lender, Tranche B Lender and/or Tranche C Lender, as the case may be.

“Tranche A Commitment” means the commitment of a Lender to make a Tranche A Term Loan to the Company pursuant to Section 2.1(a)(i) in an aggregate principal amount equal to such Lender’s Tranche A Term Loan, as set forth on Schedule 1.1 hereto, as the same may be amended form time to time; provided, that, following the making by such Lender of a Tranche A Term Loan in accordance with the provisions hereof, the Tranche A Commitment of such Lender shall be reduced, on a dollar for dollar basis, by the amount of any Tranche A Term Loan made by such Lender. Following the funding by each Tranche A Lender of its Tranche A Commitment in accordance with the provisions of this Agreement, the Tranche A Commitment of such Tranche A Lender shall be zero. As of the First Amendment Effective Date, the Aggregate Tranche A Commitments are $100,000.

“Tranche B Commitment” means the commitment of a Lender to make a Tranche B Term Loan to the Company pursuant to Section 2.1(a)(ii) in an aggregate principal amount equal to such Lender’s Tranche B Term Loan, as set forth on Schedule 1.1 hereto, as the same may be amended form time to time; provided, that, following the making by such Lender of a Tranche B Term Loan in accordance with the provisions hereof, the Tranche B Commitment of such Lender shall be reduced, on a dollar for dollar basis, by the amount of any Tranche B Term Loan made by such Lender. Following the funding by each Tranche B Lender of its Tranche B Commitment in accordance with the provisions of this Agreement, the Tranche B Commitment of such Tranche B Lender shall be zero. As of the First Amendment Effective Date, the aggregate Tranche B Commitments are $200,000.

“Tranche C Commitment” means the commitment of a Lender to make a Tranche C Term Loan to the Company pursuant to Section 2.1(a)(iii) in an aggregate principal amount equal to such Lender’s Tranche C Term Loan, as set forth on Schedule 1.1 hereto, as the same may be amended form time to time; provided, that, following the making by such Lender of a Tranche C Term Loan in accordance with the provisions hereof, the Tranche C Commitment of such Lender shall be reduced, on a dollar for dollar basis, by the amount of any Tranche C Term Loan made by such Lender. Following the funding by each Tranche C Lender of its Tranche C Commitment in accordance with the provisions of this Agreement, the Tranche C Commitment of such Tranche C Lender shall be zero.

“Undrawn Tranche B Availability” means, as of any date of measurement, an amount equal to (i) the aggregate Tranche B Commitment, minus (ii) the aggregate principal amount of all Tranche B Term Loans which have been made as of such date. As of the Effective Date, the Undrawn Tranche B Availability was $0.00 and as of the First Amendment Effective Date, the Undrawn Tranche B Availability is equal to Aggregate Tranche B Commitments, as set forth on Schedule 1.1, as amended and restated pursuant to the First Amendment.

“Undrawn Tranche C Availability” means, as of any date of measurement, an amount equal to (i) the aggregate Tranche C Commitment, minus (ii) the aggregate principal amount of all Tranche C Loans which have been made as of such date. As of the Effective Date, the Undrawn Tranche C Availability is $0.00 and as of the First Amendment Effective Date, the Undrawn Tranche C Availability is $0.00.

(b) Amendment of Section 1.1 of the Existing Loan Agreement. Section 1.1 of the Existing Loan Agreement is hereby amended as of the First Amendment Effective Date to insert the following new defined terms in a manner that maintains alphabetical order, to read in full as follows:

“Act” shall be as defined in Section 4.6(g).

“Damages” shall be as defined in Section 4.6(g).

“Exchange Act” shall be as defined in Section 4.6(g).

“First Amendment” means that certain First Amendment to Senior Subordinated Convertible Loan and Security Agreement, dated as of April 24, 2020, by and among the Company, the Lenders and Agent.

“First Amendment Effective Date” shall have the meaning ascribed thereto in the First Amendment.

“Indemnifying Lender” shall be as defined in Section 4.6(g).

“Registrable Securities” shall be as defined in Section 4.6(b).

“Selling Expenses” shall be as defined in Section 4.6(e).

(c) Amendment of Section 2.1(a) of the Existing Loan Agreement. Section 2.1(a) of the Existing Loan Agreement is hereby amended and restated in its entirety, as of the First Amendment Effective Date, to read in full as follows:

(a) Agent and the Lenders will establish for the Company, during the Contract Period and subject to the terms and conditions hereof, a convertible, delayed draw term loan facility consisting of (i) a delayed draw term loan in the principal amount of $800,000 (“Tranche A Term Loan”), as to which Tranche A Term Loan, an Advance of $600,000 is being funded on the Effective Date hereof by certain of the Lenders and an Advance of $200,000 is being funded subsequent to the Effective Date, (ii) a delayed draw term loan in the principal amount of the Aggregate Tranche B Commitments (“Tranche B Term Loan”), which Tranche B Term Loan shall be made in accordance with Section 2.1(b), and (iii) with the consent of the Required Lenders, a delayed draw term loan in the principal amount of the Aggregate Tranche C Commitments (“Tranche C Term Loan”), which Tranche C Term Loan shall be made in accordance with Section 2.1(c). Each Advance by a Lender constitutes Lender Indebtedness hereunder. The Term Loan is not a revolving loan, so that if the Company repays all or any portion of the Term Loan at any time, such amount so repaid may not be re-borrowed. The Term Loan shall be subject to all terms and conditions set forth in all of the Loan Documents, which terms and conditions are incorporated herein. Notwithstanding anything to the contrary contained in this Section 2.1, no Lender will be required or have any obligation to make any extensions of credit hereunder if a Default then exists or could reasonably be expected to result by virtue of the making thereof. Notwithstanding anything to the contrary contained herein, in no event shall the Lenders be obligated to make to the Company, or the Company be entitled to borrow or receive from the Lenders, any loans, advances or extensions of credit hereunder other than the Term Loan.

(d) Amendment of Section 2.3 of the Existing Loan Agreement. Section 2.3 of the Existing Loan Agreement is hereby amended and restated in its entirety as of the First Amendment Effective Date, to read in full as follows:

2.3 Method of Advances. On any Business Day, the Company may request an Advance by delivering to Agent a written request therefor (each an “Advance Request”), which Advance Request may be submitted by the Chief Financial Officer of the Company, subject to the prior approval of a majority of the Disinterested Directors of the Company. Each such request shall specify (i) the amount of the requested Advance, which shall be at least $50,000.00 or, if less, the current amount of Undrawn Tranche B Availability or Undrawn Tranche C Availability, as the case may be, and (ii) the date (the “Requested Advance Date”) upon which the Company desires the Lenders to fund the Advance, which date shall be at least one (1) Business Day subsequent to Agent’s receipt of the Advance Request. Any Advance Request made after 1:00 p.m. on any Business Day shall be deemed to be made on the next following Business Day. Following Agent’s receipt of an Advance Request, Agent (or the applicable Lenders each to the extent of its respective Commitment Percentage of the Aggregate Tranche B Commitments or Aggregate Tranche C Commitments subject to the Advance Request, as the case may be) will make the requested Advance on the Requested Advance Date, by transferring immediately available funds via wire transfer or ACH transfer to an account previously designated to Agent in writing by the Company or as otherwise set forth on the applicable Advance Request.

(e) Amendment of Section 4.3 of the Existing Loan Agreement. Section 4.3 of the Existing Loan Agreement is hereby amended and restated in its entirety as of the First Amendment Effective Date, to read in full as follows:

4.3 Prepayment. The Company may prepay all (or with the consent of any Lender, as to such Lender, any part) of the amounts due on the Term Loan at any time without any premium or penalty, following delivery of not less than five (5) Business Days prior written notice to Agent. All prepayments of the entire Accreted Principal Amount of the Term Loan will be applied on a pro rata and pari passu basis against the then outstanding balance of the respective Term Loans of the Lenders. If the Company desires to prepay only a portion of the Term Loans, the Company shall so advise Agent and the Lenders by written notice to Agent of the proposed amount to be prepaid. Those Lenders consenting to a partial prepayment shall so advise Agent within five (5) Business Days and Agent shall promptly so advise the Company in writing of the identity of such Lenders. The partial prepayment will be applied pro-rata and on a pari passu basis against the then outstanding balance of the respective Term Loans of the Lenders participating in the partial prepayment.

(f) Amendment of Section 4.5 of the Existing Loan Agreement. Section 4.5 of the Existing Loan Agreement is hereby amended and restated in its entirety as of the First Amendment Effective Date, to read in full as follows:

4.5 Payments to Agent. Subject to Section 4.3, all payments in respect to the Term Loan shall be paid (i) to Agent, for the ratable benefit of the Lenders, on a pari passu basis, to an account or accounts specified by Agent to the Company from time to time, or alternatively, (ii) as agreed to in writing among the Company, the Lenders (or any of them), and Agent, by the Company directly to each or any of the several Lenders pursuant to written instructions signed by any such Lenders and acknowledged by Agent.

(g) Amendment of Section 4 of the Existing Loan Agreement. Section 4 of the Existing Loan Agreement is hereby amended by adding a new Section 4.6 thereto, as of the First Amendment Effective Date, to read in full as follows:

4.6 Unregistered Shares/Piggyback Registration Rights.

(a) The AGENT AND THE Lenders acknowledge and agree that the shareS of Common Stock into which the Accreted Principal Amount of each such Lender’s Term Loan are convertible hereunder, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR APPLICABLE STATE OR OTHER SECURITIES LAWS AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF EITHER AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND REGISTRATION OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLEY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

(b) If the Company proposes to register any of its Common Stock under the Securities Act in connection with the public offering of such securities solely for cash (other than in a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; a registration relating to a transaction under Rule 145 promulgated by the SEC under the Securities Act; a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities (as defined below); or a registration in connection with an offering pursuant to which the Company is seeking to receive less than $2,500,000), the Company shall, at such time, promptly give the Lender notice of such registration. Upon the request of the Required Lenders, given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Subsection 4.6(c), cause to be registered (x) all of the Common Stock issuable upon conversion of the Term Loans, and (y) any Common Stock issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clause (x) above (collectively, “Registrable Securities”) that the Required Lenders have requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 4.6 before the effective date of such registration, whether or not the Lenders have elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses (as defined below)) of such withdrawn registration shall be borne by the Company in accordance with Subsection 4.6(e).

(c) In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Subsection 4.6(b), the Company shall not be required to include any of the Lenders’ Registrable Securities in such underwriting unless the Lenders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering.

(d) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 4.6 with respect to the Registrable Securities of the Lenders that the Lenders shall furnish to the Company such information regarding each of them, the Registrable Securities held by each of them, and the intended method of disposition of such securities as is reasonably required to effect the registration of the Lenders’ Registrable Securities.

(e) All expenses (other than underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Lender (collectively, “Selling Expenses”)) incurred in connection with registrations, filings, or qualifications pursuant to Section 4.6, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company shall be borne and paid by the Company.

(f) The Lenders shall not have any right to obtain or seek an injunction restraining or otherwise delaying any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 4.6.

(g) If any Registrable Securities are included in a registration statement under this Section 4.6:

(i) To the extent permitted by law, each of the Lenders (severally and not jointly or jointly and severally; referred to herein as an “Indemnifying Lender”)) will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), and any controlling Person of any such underwriter, against any Damages (defined below), in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Indemnifying Lender expressly for use in connection with such registration; and such Indemnifying Lender will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 4.6(g) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Indemnifying Lender, which consent shall not be unreasonably withheld. For purposes of this Section 4.6, “Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Securities Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or affiliates) of the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

(ii) Promptly after receipt by an indemnified party under this Subsection 4.6(g) of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Subsection 4.6(g), give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action.

(iii) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(iv) Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and the Lenders under this Subsection 4.6(g) shall survive the completion of any offering of Registrable Securities in a registration under this Section 4.6.

(h) The right of the Lenders to request registration or inclusion of Registrable Securities in any registration pursuant to Subsection 4.6(b) shall terminate upon such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of the Lenders’ shares.

(h) Amendment of Schedule 1.1 of the Existing Loan Agreement. Schedule 1.1 of the Existing Loan Agreement is hereby amended and restated in its entirety as of the First Amendment Effective Date, to read in full as set forth on Exhibit A attached hereto.

4. Joinder. Each of the Tranche B Lenders identified on Schedule 1.1, as amended by this First Amendment and attached hereto as Exhibit A, shall upon execution and delivery of this First Amendment, become Lenders under the Loan Agreement and the other Loan Documents, entitled to all of the benefits and subject to all of the obligations and undertakings, of a Lender under the Loan Agreement and the other Loan Documents, to the extent of their respective several (and not joint and several) Tranche B Commitments, as Tranche B Lenders with respect to the Tranche B Term Loan.

5. Representations and Warranties. The Company hereby represents and warrants to Agent and Lenders as follows:

(a) The execution, delivery and performance of this First Amendment have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, or notice to or action by, any Person in order to be effective and enforceable.

(b) On and as of the First Amendment Effective Date, all representations and warranties contained in the Existing Loan Agreement and in each other Loan Document are true and correct in all material respects (except to the extent such representations and warranties expressly refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date).

6. Conditions to Effectiveness.

(a) The First Amendment shall become effective as of the First Amendment Effective Date upon the satisfaction of all of the following conditions:

(i) the Company shall have delivered to Agent an original (or electronic original via .pdf format) of this First Amendment, duly executed by the Company; and

(ii) each of the representations and warranties contained in this First Amendment shall be true, correct and accurate as of the First Amendment Effective Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date).

(b) The parties hereto specifically acknowledge and agree that: (i) the execution and delivery of this First Amendment shall not be deemed to create a course of dealing or otherwise obligate Agent or Lenders to execute similar agreements under the same, similar or different circumstances in the future; and (ii) neither Agent nor any Lender has any obligation to further amend provisions of, or waive compliance with or consent to a departure from the requirements of, the Loan Agreement or any of the other Loan Documents. Except as expressly amended pursuant hereto, the Loan Agreement and each of the other Loan Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed in all respects, and the Collateral described in the Loan Documents shall continue to secure the Lender Indebtedness.

7. No Waiver. Except as expressly provided herein, the execution and delivery of this First Amendment shall not: (i) constitute an extension, modification, or waiver of any term or aspect of the Loan Agreement or the other Loan Documents; (ii) extend the terms of the Loan Agreement or the due date of any of the Lender Indebtedness; (iii) give rise to any other obligation on the part of Agent or the Lenders to extend, modify or waive any term or condition of the Loan Agreement or any of the other Loan Documents; or (iv) give rise to any defenses or counterclaims to the right of Agent or the Lenders to compel payment of the Lender Indebtedness or to otherwise enforce their rights and remedies under the Loan Agreement and the other Loan Documents.

8. General Release. On and as of the First Amendment Effective Date and in consideration of the agreements set forth herein, the Company, on behalf of itself and its successors and assigns, does hereby agree as follows (the “General Release”):

(a) Each such Person does hereby release, acquit and forever discharge Agent and each Lender, all of Agent’s and each Lender’s predecessors-in-interest, and all of Agent’s and each Lender’s past and present officers, directors, managers, members, attorneys, affiliates, employees and agents, of and from any and all claims, demands, obligations, liabilities, indebtedness, breaches of contract, breaches of duty or of any relationship, acts, omissions, misfeasance, malfeasance, causes of action, defenses, offsets, debts, sums of money, accounts, compensation, contracts, controversies, promises, damages, costs, losses and expenses, of every type, kind, nature, description or character, whether known or unknown, suspected or unsuspected, liquidated or unliquidated (each of the foregoing, a “Claim” and collectively, the “Claims”), each as though fully set forth herein at length, that the Company, any guarantor or any of their respective successors or assigns now has or may have as of the First Amendment Effective Date in any way arising out of, connected with or related to any or all of the transactions contemplated by the Loan Documents (including this First Amendment) or any of them or any provision or failure to provide credit or other accommodations to the Company or any other Person under the Loan Documents (including this First Amendment) or any of them or any other agreement, document or instrument referred to, or otherwise related to, any or all of the Loan Documents (including this First Amendment) or any of them (each, a “Released Claim” and, collectively, the “Released Claims”).

9. General Provisions.

(a) This First Amendment shall be binding upon and inure to the benefit of the parties to the Loan Agreement and their respective successors and assigns.

(b) This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Each of the parties hereto understands and agrees that this document (and any other document required herein) may be delivered by the other party thereto either in the form of an executed original or an executed original sent by facsimile or electronic transmission to be followed promptly by mailing of a hard copy original, and that receipt by Agent of an electronically or telefacsimile document purportedly bearing the signature of any party hereto and shall bind such party with the same force and effect as the delivery of a hard copy original.

(c) This First Amendment contains the entire and exclusive agreement of the parties to the Loan Agreement with reference to the matters referred to herein. This First Amendment supersedes all prior drafts and communications with respect hereto. This First Amendment may not be amended except in accordance with the provisions of the Loan Agreement.

(d) Section 14 of the Existing Loan Agreement, as amended hereby, is incorporated herein by this reference and made applicable as if set forth herein in full, mutatis mutandis.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed as of the First Amendment Effective Date.

BLONDER TONGUE LABORATORIES, INC.,
a Delaware corporation

By:
Eric Skolnik, Senior Vice President & Chief Financial Officer

Signature Page to First Amendment to Senior Subordinated Convertible Loan and Security Agreement and Joinder

AGENT:

ROBERT J. PALLÉ, as Agent

TRANCHE A LENDER:

ROBERT J. PALLÉ, as a Lender

CAROL M. PALLÉ, as a Lender

Signature Page to First Amendment to Senior Subordinated Convertible Loan and Security Agreement and Joinder

TRANCHE A LENDER:

LIVEWIRE VENTURES, LLC

EDWARD R. GRAUCH, PRESIDENT, as a Lender

Signature Page to First Amendment to Senior Subordinated Convertible Loan and Security Agreement and Joinder

TRANCHE A LENDER:

MIDATLANTIC IRA, LLC FBO STEVEN L. SHEA IRA

LISA GOODNOUGH, AGENT, as a Lender

Signature Page to First Amendment to Senior Subordinated Convertible Loan and Security Agreement and Joinder

TRANCHE A LENDER:

ANTHONY BRUNO, as a Lender

Signature Page to First Amendment to Senior Subordinated Convertible Loan and Security Agreement and Joinder

TRANCHE A LENDER:

STEPHEN K. NECESSARY, as a Lender

Signature Page to First Amendment to Senior Subordinated Convertible Loan and Security Agreement and Joinder

TRANCHE B LENDER:

PORTER PARTNERS, L.P.

By
Jeffrey Porter, General Partner, as a Lender

Signature Page to First Amendment to Senior Subordinated Convertible Loan and Security Agreement and Joinder

TRANCHE B LENDER:

RONALD V. ALTERIO, as a Lender

Signature Page to First Amendment to Senior Subordinated Convertible Loan and Security Agreement and Joinder

TRANCHE B LENDER:

BRUCE EVANS & KATHRYN EVANS, JTWROS

Bruce Evans, as a Lender

Kathryn Evans, as a Lender

Signature Page to First Amendment to Senior Subordinated Convertible Loan and Security Agreement and Joinder

Exhibit a

to First Amendment to SENIOR SUBORDINATED

CONVERTIBLE Loan andSecurity Agreement

schedule 1.1

LENDERS; COMMITMENTS; PERCENTAGE SHARES1

Amounts set forth below are effective as of (i) April 17, 2020, with respect to the Tranche A Commitment,

and (ii) the First Amendment Effective Date with respect to the Tranche B Commitment.

Lenders	Commitment	Percentage Share
Tranche A Commitment (700,000 Funded)
Livewire Ventures, LLC	$200,000 ($100,000 funded)	25.00%
MidAtlantic IRA, LLC FBO Steven L. Shea IRA	$200,000 (fully funded)	25.00%
Carol M. Pallé and Robert J. Pallé, jointly and severally	$300,000 (fully funded)	37.50%
Anthony J. Bruno	$50,000 (fully funded)	6.25%
Stephen K. Necessary	$50,000 (fully funded)	6.25%

TOTAL TRANCHE A	$800,000	100%
Tranche B Commitment
Porter Partners, L.P.	$125,000	62.50%
Bruce Evans and Kathryn Evans, JTWROS	$50,000	25.00%
Ronald V. Alterio	$25,000	12.50%
TOTAL TRANCHE B	$200,000	100%
Tranche C Commitment
	$_______
TOTAL TRANCHE C	$________	100%

1 This Schedule is subject to change as and to the extent that Tranche B and/or Tranche C Lenders become Lenders hereunder by joinder.